Exhibit 99.1

U.S. GoldMining Welcomes Presidential Executive Order to Unleash Alaska’s Extraordinary Resource Potential

Anchorage, Alaska – January 27, 2025 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) applauds the Executive Order, “Unleashing Alaska’s Extraordinary Resource Potential”, signed by the President of the United States on January 20, 2025. U.S. GoldMining believes this broad ranging initiative has the potential to significantly benefit the mining industry and the state of Alaska by fostering new investments, streamlining the resource development permitting process, and ultimately delivering significant economic growth to Alaska.

The Presidential Executive Order is designed to boost the mining industry by efficiently and effectively maximizing the development and production of natural resources located on Federal and State lands in Alaska and expediting the permitting and leasing of its natural resource projects The full text of the Executive Order is available at: Unleashing Alaska’s Extraordinary Resource Potential – The White House.

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “Alaska is entering a transformative period. The Company’s 100% owned Whistler Gold-Copper Project (“Project”) located in Alaska is already set to benefit from strong political support for responsible resource exploration and development at the state level in Alaska. We greatly appreciated Governor Dunleavy’s visit to the Project in the summer of 2023, and we continue to support Alaska’s ‘Roads to Resources’ initiative which includes the proposed West Susitna Access Road to the Project.

The President’s prioritization of Alaska’s resource development with this order has the potential to usher in a new era of discovery, growth and project development for the Alaskan resource sector, which could deliver strong economic prosperity in Alaska, and economic and resource security for the nation.

The future potential mine development of the Project and Alaska’s proposed West Susitna Access Road are well placed to benefit from the regulatory certainty provided by the President’s Executive Order. I am more encouraged than ever about the advancements of the Project and its long-term potential to create jobs for local Alaskans, grow the economy, and contribute to domestic resource supply for copper, a critical mineral essential for national energy security.”

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package totaling approximately 53,700 acres (217.5 square kilometers). Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chairman

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Project, and the perceived impacts and benefits of the Executive Order. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual response and actions of agencies and state and local governments may differ from the broad goals of the Executive Order, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.